SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MODTECH HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MODTECH HOLDINGS, INC.

2830 Barrett Avenue

Perris, California 92571

(909) 943-4014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 13, 2003

To the Holders of Common Stock of Modtech Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Modtech Holdings, Inc. will be held at the Hilton Irvine Hotel, 18800 MacArthur Boulevard, Irvine, California 92612 on Wednesday, August 13, 2003 at 1:00 P.M., local time, for the following purposes:

1.	To elect a board of eight (8) directors, with each director so elected to hold office until the next Annual Meeting and until their successors have been duly elected and qualified;

2.	To transact such other business as may properly come before the Annual Meeting and any continuation or adjournment thereof.

The Board of Directors has fixed the close of business on June 20, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, STAMPED ENVELOPE. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

By Order of the Board of Directors,

Evan M. Gruber, Chief Executive Officer

Perris, California

June 30, 2003

IMPORTANT:	IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

MODTECH HOLDINGS, INC.

2830 Barrett Avenue

Perris, California 92571

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 13, 2003

This Proxy Statement is being furnished to the stockholders of Modtech Holdings, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held at the Hilton Irvine Hotel, 18800 MacArthur Boulevard, Irvine, California 92612, on August 13, 2003 at 1:00 P.M., local time, and at any continuation or adjournment thereof.

This Proxy Statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed on or about June 30, 2003 to stockholders of record on June 20, 2003, the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 is concurrently being mailed to all stockholders of record as of June 20, 2003.

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by telephone, telegraph or personal interview by Directors, officers and other regular employees of the Company, without extra compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

VOTING RIGHTS

As of June 20, 2003, the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting, there were 13,693,680 shares of the Company’s Common Stock outstanding. Each share of Common Stock entitles the holder to one vote on each matter to come before the Annual Meeting.

Properly executed and returned proxies, unless revoked, will be voted as directed by the stockholder, or in the absence of such direction, by the persons named therein FOR the election of the eight director nominees listed below. As to any other business which may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

More than one-half (½) of the outstanding shares of common stock must be present, either in person or represented by proxy, to constitute a quorum necessary to conduct the annual meeting. As of the record date, June 20, 2003, there were 13,693,680 shares of Modtech’s common stock outstanding. Under certain circumstances, broker-dealer firms are prohibited from granting proxies to vote their customers’ shares without instructions from the customers (so-called “broker non-votes”). In such cases, and when a stockholder abstains from voting on a matter, the broker non-votes and abstentions will not be counted as votes cast, but will be counted for purposes of determining if a quorum is present.

Directors are elected by a plurality of the votes, which means that the eight nominees who receive the highest number of votes will be elected as directors. The affirmative vote of a majority of the shares common stock present in person or by proxy at the annual meeting is necessary to approve all other matters submitted at the meeting.

Proposal No. 1

ELECTION OF DIRECTORS

The Company’s current Board of Directors has nominated eight (8) individuals, Evan M. Gruber, Robert W. Campbell, Daniel J. Donahoe III, Stanley N. Gaines, Charles R. Gwirtsman, Charles C. McGettigan, Michael G. Rhodes and Myron A. Wick III, for election as directors of the Company at the Annual Meeting, each to serve as such until the next annual meeting of the Company’s stockholders and until their respective successors are elected and qualified. Each of the nominees is a current member of the Company’s Board of Directors. Although it is not presently contemplated that any nominee will decline or be unable to serve as a Director, in either such event, the proxies will be voted by the proxy holder for such other persons as may be designated by the present Board of Directors should any nominee become unavailable to serve.

Nominees

Certain information concerning the eight individuals nominated by the Company’s Board of Directors for election at the Annual Meeting to serve as directors of the Company for the ensuing year is set forth below:

Evan M. Gruber, age 49, joined the Company’s predecessor, Modtech, Inc. in January 1989 as its Chief Financial Officer and was elected Chief Executive Officer in January 1990. Prior to joining Modtech, Inc., Mr. Gruber, who is a certified public accountant, founded his own public accounting firm in Costa Mesa, California in 1978. Mr. Gruber serves on the Board of Directors of Virco Mfg. Corporation.

Robert W. Campbell, age 46, who was elected to the Board of Directors of Modtech, Inc. in 1991, is the Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, LLC. From 1993 to 1995, Mr. Campbell was Senior Vice President—Investment Banking at Baraban Securities, Incorporated. From 1982 to 1993, Mr. Campbell was employed by the Seidler Companies, Inc. as Senior Vice President—Corporate Finance.

Daniel J. Donahoe III, age 69, who was elected to the Board of Directors of Modtech, Inc. in 1998, is co-founder and President of Red Rock Resorts, which operates special, unique boutique resorts in the Western United States. He also serves as Chairman of Daybreak Investments, a privately-held investment company. Mr. Donahoe has been actively involved in the commercial and residential real estate market in the southwest over the past 29 years.

Stanley N. Gaines, age 68, has been a director of the Company since August 2000. Mr. Gaines served as the Chairman and CEO of GNB Incorporated from 1982 to 1988. He was Sr. Vice President International from 1981 through 1983 and Group Vice President, Batteries from 1971 through 1981 for Gould Incorporated. Mr. Gaines serves on the board of directors of Students in Free Enterprise.

Charles R. Gwirtsman, age 49, has been a director of the Company since February 1999. He is Managing Director of KRG Capital Partners, LLC, a middle-market private equity firm. Prior to joining KRG Capital in 1996, Mr. Gwirtsman served as Senior Vice President of FCM Fiduciary Capital Management Company, the manager of two mezzanine debt funds, from January 1994 to June 1996. Prior to this, Mr. Gwirtsman was employed as a Corporate Vice President at PaineWebber, Incorporated from 1988 to 1993 as a member of the Private Finance Group. Mr. Gwirtsman serves on the Board of Directors of a number of privately held companies.

Charles C. McGettigan, age 58, has been a director of Modtech, Inc. since June 1994. Mr. McGettigan is a co-founder and managing director of the investment banking firm of McGettigan, Wick & Co., Inc. and a co-founder and general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund. Prior to founding McGettigan, Wick & Co., Inc., he was a Principal, Corporate Finance of Hambrecht & Quist and a Senior Vice President of Dillon, Read & Co. Mr. McGettigan serves on the boards of directors of Cuisine Solutions, Inc., Onsite Energy, PMR Corporation, Sonex Research Corporation and Tanknology-NDE.

Michael G. Rhodes, age 42, became a director of the Company in 2001. Mr. Rhodes joined the Company’s predecessor, Modtech, Inc. in 1988 and was its controller through 1992. In 1993 he was elected Chief Financial Officer, and in 1996 was elected Chief Operating Officer. Mr. Rhodes was elected President in 2001. Prior to joining Modtech, Inc., Mr. Rhodes worked for a public accounting firm.

Myron A. Wick III, age 59, became a director of Modtech, Inc. in June 1994. Mr. Wick is currently a managing director and co-founder of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Mr. Wick is a director of Sonex Research Corporation, Story First Communications and Tanknology-NDE.

There is no family relationship between any nominee and any other nominee or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ABOVE-NAMED NOMINEES

Structure and Function of the Board of Directors

During the last fiscal year, the Board of Directors of the Company held five meetings or otherwise took action by written consent. Each director attended at least 75% of the meetings of the Board and the committee meetings of which he was a member. The Board has established both an Audit Committee, which is comprised of Messrs. Campbell, Donahoe and Gaines and a Compensation Committee, which is comprised of Messrs. McGettigan, Gwirtsman and Wick. The Audit Committee meets to consult with the Company’s independent auditors concerning their engagement and audit plan, and thereafter concerning the auditor’s report and management letter and with the assistance of the independent auditors, also monitors the adequacy of the Company’s internal accounting controls. The Audit Committee held four meetings during the last fiscal year. With respect to compensation, the Compensation Committee determines the compensation of executive officers and the amounts of executive officers participation in stock option, bonus and other similar plans. The Compensation Committee held two meetings during the last fiscal year. The Board of Directors continues to meet as a whole to nominate the individuals to be proposed by the Board of Directors for election as directors of the Company, and has no separate nominating committee.

Each non-employee director is paid an annual retainer of $10,000 plus $1,000 for each board and board committee meeting attended and $1,000 for each committee chairperson. Each non-employee director is granted an option to purchase 20,000 shares of Common Stock, with 25% vesting over a 4-year period of service on the Board of Directors. The Company reimburses the expenses of its non-employee directors in attending Board meetings. No compensation is paid to any of the employee directors.

Executive Officers

The executive officers of the Company are Evan M. Gruber, Chief Executive Officer; Michael G. Rhodes, President and Chief Operating Officer and Shari Walgren Smith, Chief Financial Officer. Subject to the terms of applicable employment agreements, officers serve at the pleasure of the Board of Directors.

Ms. Walgren Smith joined the Company in 1999 as its Chief Financial Officer. Prior to joining the Company, Ms. Walgren Smith, who is a certified public accountant, worked for a public accounting firm, KPMG, LLP, from 1994 to 1999.

Compensation of Executive Officers

The following table summarizes the annual and long term compensation paid by the Company during fiscal years ended December 31, 2000, 2001 and 2002 to those persons who were (i) the Chief Executive Officer during the last fiscal year and (ii) each additional executive officer at the end of the last fiscal year whose total compensation exceeded $100,000 during the year ended December 31, 2002.

Summary Compensation Table

					Long-Term Compensation			All Other Compensation $ (1)
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary $	Bonus $	Other $(2)	Restricted Stock Awards $	Options #	LTIP Payouts
Evan M. Gruber	2002	440,000	167,086	—	—	66,667	—	5,750
Chief Executive Officer	2001	399,150	199,834	—	—	248,410	—	5,250
and Director	2000	350,000	168,611	—	—	56,204	—	5,250

Michael G. Rhodes	2002	294,500	111,644	—	—	44,621	—	5,750
President, Chief Operating	2001	277,250	138,732	—	—	172,546	—	5,250
Officer and Director	2000	250,000	120,437	—	—	40,146	—	5,250

Shari Walgren Smith	2002	140,250	53,164	—	—	21,250	—	5,750
Chief Financial Officer	2001	132,590	66,611	—	—	24,107	—	5,250
	2000	110,000	53,492	—	—	17,664	—	5,250

Patrick Van Den Bossche(2)	2002	—	—	125,000	—	—	—	—
	2001	198,991	—	52,083	—	48,591	—	2,308
	2000	250,000	120,437	—	—	40,146	—	5,250

(1)	The figures shown in the column designated “All Other Compensation” represent the executive officer’s share of the Company’s contribution to the 401(k) plan, see “401(k) Plan.”
(2)	Mr. Van Den Bossche left employment with the Company in 2001. He remained as a consultant to the Company in 2001 and 2002. “Other” Annual Compensation represents consulting fees paid to Mr. Van Den Bossche.

Employment Agreements

The Company entered into employment agreements in February 1999 with Mr. Gruber, Mr. Rhodes and Mr. Van Den Bossche. These agreements, as amended, are for five years each, provide for early severance payments of between one and two years salary and include, among other provisions, base annual salary of $440,000 for Mr. Gruber, $294,500 for Mr. Rhodes and $250,000 for Mr. Van Den Bossche. The base salaries are subject to annual percentage increases and each individual is entitled to earn bonuses of up to 100% of annual base salary. The bonuses are based on performance and include a cash component and a stock option component based on performance. Mr. Van Den Bossche left employment with the Company in August 2001 and his employment agreement was terminated. Mr. Van Den Bossche remained as a consultant to the Company in 2001 and 2002.

Concurrently with the acquisition of SPI Holdings, Inc., Mr. Gruber received an option to purchase 50,000 shares of Common Stock. The option became immediately vested for 10,000 shares and will continue to vest at the rate of 10,000 shares per year. The option was credited against the stock option component of bonuses earned by Mr. Gruber in the first year of the employment agreement. Mr. Gruber’s new employment agreement also includes a buy-out of his previous employment agreement with Modtech, Inc.

401(k) Plan

Under the Company’s 401(k) Plan, officers and other employees of the Company may elect to defer up to 12% of their compensation, subject to limitations under the Internal Revenue Code. The Company makes contributions on a 50% matching basis. Amounts deferred are deposited by the Company in a trust account for distribution to employees upon retirement, attainment of age 59-1/2, permanent disability, death, termination of employment or the occurrence of conditions constituting extraordinary hardship. For the year ended December 31, 2002, the Company contributed $5,750 each as matching contributions for the accounts of Mr. Gruber, Mr. Rhodes and Ms. Walgren Smith.

Equity Compensation Plan Information

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of the Company’s existing equity compensation plans as of December 31, 2002.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under stock option plans (excluding securities reflected in column (a))
Stock option plans approved by stockholders(1)	2,336,381	$7.38	1,046,146
Stock option plans not approved by stockholders	0	N/A	N/A
Total	2,336,381	$7.38	1,046,146

(1)	These plans consist of the 1989, March 1994, May 1994, 1996, 1999 and 2002 Stock Option Plans.

The following table sets forth certain information regarding options granted by the Company during the year ended December 31, 2002 to the executive officers of the Company identified in the Summary Compensation Table set forth above:

Options Granted in Fiscal Year 2002

	No. of Shares Subject to Options Granted(1)	% of Total Options Granted to Employees	Exercise Price(2)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
Name of Optionee					5%	10%

Evan M. Gruber	13,925	8%	$8.25	1/01/2012	$72,248	$183,091
Evan M. Gruber	52,742	29%	$9.19	3/05/2012	$304,825	$772,485
Michael G. Rhodes	9,320	5%	$8.25	1/01/2012	$48,356	$122,543
Michael G. Rhodes	35,301	19%	$9.19	3/05/2012	$204,024	$517,036
Shari Walgren Smith	4,439	2%	$8.25	1/01/2012	$23,031	$58,366
Shari Walgren Smith	16,811	9%	$9.19	3/05/2012	$97,160	$246,222

(1)	Options are exercisable starting 12 months after the grant date with 25% vesting each year. Options are for a period of 10 years, but are subject to earlier termination in connection with the termination of employment.
(2)	The exercise price is the market price of a share of the Company’s Common Stock on the date of grant.
(3)	On December 31, 2002, the closing price for a share of the Company’s Common Stock was $9.70.

The following table sets forth information regarding options exercised during the year ended December 31, 2002 by the executive officers of the Company identified in the Summary Compensation Table set forth above, as well as the aggregate value of unexercised options held by such executive officers at December 31, 2002. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

Aggregated Option Exercises Last Fiscal Year and Fiscal Year End Option Values

	Shares Acquired on Exercise (#)	Value Realized	Number of Unexercised Options at Fiscal Year End		Value of Unexercised in-the-money Options at Fiscal Year End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Evan M. Gruber	30,000	$268,500	654,641	310,382	$2,814,641	$699,146
Michael G. Rhodes	4,266	27,217	317,164	208,206	928,457	483,671
Shari Walgren Smith	—	—	59,109	62,912	69,617	105,402
Patrick Van Den Bossche`	—	—	166,910	62,516	1,053,552	179,922

(1)	Calculated based on the closing price of the Company’s Common Stock as reported on the NASDAQ National Market System on December 31, 2002, which was $9.70 per share.

Certain Transactions

The Company leases one facility located in Perris, California, and the land on which the manufacturing facility is located in Lathrop, California, from general partnerships of which Mr. Gruber owns an approximate 20% interest, pursuant to standard industrial leases. Under the terms of these leases, the Company is obligated to pay aggregate annual rentals of $466,000, subject to escalation in accordance with changes in applicable cost of living indices.

Mr. Gruber owns 33% of the capital stock of Class Leasing, Inc., a California corporation, in which the Company has no ownership interest. Class Leasing purchases modular relocatable classrooms from the Company, upon standard terms and at standard wholesale prices, and leases them to third parties primarily under three-year leases, cancelable yearly. During the years ended December 31, 2000, 2001, and 2002, the Company sold modular relocatable classrooms to Class Leasing, Inc. for aggregate purchase prices of $4,128,935, $1,604,099and $5,749,077, respectively, which represented approximately 2%, 1% and 3% of the its net sales for each of those years.

Mr. Gruber and Mr. Rhodes have personally guaranteed certain of the obligations of the Company and the repayment of amounts which surety companies may be required to expend under the terms of performance bonds issued in connection with manufacturing contracts. No payments have been made to Mr. Gruber and Mr. Rhodes for the guarantees provided by them.

Compensation Committee Report

It is the policy of the Company’s Compensation Committee to establish compensation levels for the executive officers, which reflect the Company’s overall performance and their performance, responsibilities and contributions to the long-term growth and profitability of the Company. The committee determines compensation of the executive officers, including the chief executive officer, based on its evaluation of the Company’s overall performance, including various quantitative factors, primarily the Company’s financial performance, sales and earnings against the Company’s operating plan, as well as various qualitative factors such as new product development, the Company’s product and service quality, the extent to which the executive officers have contributed to forming a strong management team and other factors which the committee believes are indicative of the Company’s ongoing ability to achieve its long-term growth and profit objectives. The Compensation Committee has and may continue to rely on reports from compensation consultants in this matter.

The principal component of the compensation of the executive officers is their base salaries. The committee also retains the discretion to award bonuses based on corporate or individual performance. The committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the executive officers. Throughout the year, the committee members review the corporate and individual performance factors described above. The committee, based upon its review of performance for the previous year and its review of the Company’s operating plan, establishes salary levels and awards any bonuses to the executive officers, including the chief executive officer.

The Compensation Committee also considers grants of stock options for the Company’s key employees, including executive officers. The purpose of the stock option program is to provide incentives to the Company’s management to work to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of annual stock option grants are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

Charles R. Gwirtsman    Charles C. McGettigan    Myron A. Wick III

Audit Committee Report

The Audit Committee of the board of directors is composed of three non-employee directors, each of whom has been determined to be independent under the National Association of Securities Dealers’ Listing Standards. The Committee operates under a written charger adopted by the board of directors. A copy of the Committee’s charter was attached as an appendix to the company’s proxy statement for the 2001 annual meeting.

Management has the primary responsibility for the financial statements and the reporting process. The company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Committee reviews the company’s financial reporting process on behalf of the board of directors, but the activities of the Committee are in no way designed to supersede or alter the traditional responsibilities of the board of directors or independent auditors. The Committee’s role does not provide any special assurances with regard to the company’s financial statements, nor does it involve a professional evaluation for the quality of the audits performed by the independent auditors.

The Committee has reviewed and discussed the audited financial statements with management. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Additionally, the Audit Committee considered whether the independent auditors’ provision of non-audit related work is compatible with maintaining the auditors’ independence.

Based on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Robert W. Campbell    Daniel J. Donahoe III    Stanley N. Gaines

Stock Performance Graph

The graph set forth below compares the stock price of the Company since January 1, 1998 against (1) the S&P 500, and (2) the composite of the companies listed by Media General Financial Services in its non-residential building construction (“Peer Group”). The graph is based upon information provided to the Company by Media General Financial Services.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG MODTECH, INC.,

S&P 500 INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1998

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2002

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information regarding the ownership of the Company’s Common Stock as of April 15, 2003, by (i) each of the current directors and nominees for election as a director of the Company, (ii) each person or group known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock, and (iii) all current directors and executive officers of the Company as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 2830 Barrett Avenue, Perris, California 92571.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)
Evan M. Gruber (2)	755,651	5.3%
Michael G. Rhodes (3)	376,240	2.7
Shari Walgren Smith (4)	89,614	*
Daniel J. Donahoe III (5)	22,650	*
Robert W. Campbell (6)	37,567	*
Stanley N. Gaines (7)	116,000	*
Charles R. Gwirtsman (8)	338,433	2.5
Charles C. McGettigan (9) (15)	1,845,568	13.4
Myron A. Wick III (10) (15)	1,835,372	13.4
Jon D. Gruber (11) (15)	4,476,669	32.7
Gruber & McBaine Capital Management (12) (14)	2,604,421	19.0
J. Patterson McBaine (13) (15)	4,426,301	32.3
Proactive Partners, L.P. (14) (15)	1,784,407	13.0
Infrastructure & Environmental Private Equity Fund III, L.P.(16)	1,139,985	8.3
Deutsche Bank AG (17)	1,074,503	7.8
Third Avenue Management LLC (18)	711,300	5.2
Dimensional Fund Advisors, Inc. (19)	704,568	5.1
All directors and executive officers as a group (9 people) (2) (3) (4) (5) (6) (7) (8) (9) (10)	3,615,039	24.1

*	Less than one percent.

(1)	In calculating beneficial and percentage ownership, all shares of Common Stock which a named stockholder will have the right to acquire within 60 days of the record date for the Annual Meeting upon exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of such stockholder, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. As of April 15, 2003, an aggregate of 13,693,680 shares of Common Stock were outstanding. This does not give effect to the potential issuance of 3,332,527 shares issuable upon exercise of options granted or which may be granted under the Company’s stock option plans. See “Election of Directors—Stock Options.”

(2)	Includes 682,808 shares issuable upon exercise of stock options, but does not include 292,210 shares issuable upon exercise of stock options which have been granted but currently are not exercisable. Evan M. Gruber and Jon D. Gruber are not related.

(3)	Includes 365,061 shares issuable upon exercise of stock options, but does not include 200,458 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(4)	Includes 89,614 shares issuable upon exercise of stock options, but does not include 51,527 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(5)	Includes 22,650 shares issuable upon exercise of stock options, but does not include 3,750 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(6)	Includes 28,197 shares issuable upon exercise of stock options, but does not include 3,750 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(7)	Includes 10,000 shares issuable upon exercise of stock options, but does not include 10,000 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(8)	Includes 132,669 shares held by Capital Resources Growth, Inc., an entity of which Mr. Gwirtsman is the sole stockholder, and 189,514 shares held directly by Mr. Gwirtsman and his wife and trusts formed for the benefit of their children. Also includes 16,250 shares issuable upon exercise of stock options to Mr. Gwirtsman, but does not include 3,750 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(9)	Includes 27,499 shares owned of record directly by Mr. McGettigan, 346 shares held in a trust formed for the benefit of Mr. McGettigan’s daughter and 1,784,407 shares owned of record by Proactive Partners, L.P. and affiliates of which Mr. McGettigan is a general partner. Also includes options to purchase 33,316 shares which have been granted to Mr. McGettigan for serving on the Company’s Board of Directors, but does not include 3,750 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(10)	Includes 17,649 shares owned of record directly by Mr. Wick and 1,784,407 shares owned of record by Proactive Partners, L.P. and affiliates of which Mr. Wick is a general partner. Also includes options to purchase 33,316 shares which have been granted to Mr. Wick for serving on the Company’s Board of Directors, but does not include 3,750 shares issuable upon exercise of stock options which have been granted but currently are not exercisable.

(11)	Includes 87,841 shares owned of record directly by Jon D. Gruber, all shares owned of record by Proactive Partners, L.P. and affiliates of which Jon D. Gruber is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Jon D. Gruber is a general partner. Jon D. Gruber and Evan M. Gruber are not related.

(12)	Includes 93,758 shares owned of record directly by Gruber & McBaine Capital Management, and all shares owned of record by Lagunitas Partners, Gruber & McBaine International and GMJ Investments, affiliated entities.

(13)	Includes 37,473 shares owned of record directly by Mr. McBaine, all shares owned of record by Proactive Partners, L.P. and affiliates, of which Mr. McBaine is a general partner, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a general partner.

(14)	Includes 1,784,407 shares owned of record by Proactive Partners, L.P. and Fremont Proactive Partners, an affiliated entity.

(15)	The address of each of Charles C. McGettigan, Myron A. Wick III, Jon D. Gruber, J. Patterson McBaine, Gruber & McBaine Capital Management and Proactive Partners, L.P. is 50 Osgood Place, San Francisco, CA 94133.

(16)	Includes 911,987 shares held by Infrastructure and Environmental Private Equity Fund III, L.P. (“IEPEF”) and 227,998 shares held by Environmental & Information Technology Private Equity Fund III (“EITPEF”).

(17)	The address of Deutsche Bank AG is Taunusanlage 12 D-60325, Frankfurt AM Main GE.

(18)	The address of Third Avenue Management LLC is 767 Third Avenue, New York, NY 10017.

(19)	The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue 11th Floor, Santa Monica, CA 90401.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission, and to furnish the Company with copies of all such forms which they file.

To the Company’s knowledge, based solely on the Company’s review of such reports or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the year ended December 31, 2002 filing requirements applicable to the officers and directors of the Company and other persons subject to Section 16 of the Exchange Act were complied with.

INDEPENDENT ACCOUNTANTS

KPMG LLP was retained to serve as the Company’s independent certified public accountants for the fiscal years ending December 31, 2001 and 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting, and to be available to respond to any stockholder questions directed to KPMG LLP. This representative will have an opportunity to make a statement if KPMG LLP so desires.

Fees billed to the Company by KPMG LLP for services rendered during fiscal year 2001 and 2002 were as follows:

	2001	2002
Audit fees:	$140,000	$149,000
Audit-related fees*:	$2,000	$—
Tax fees*:	$51,806	$90,365
All other fees:	$—	$—

*Audit-related fees include audits of certain businesses acquired during the year. Tax fees primarily consist of tax compliance. The Audit Committee considered, in reliance on management and the independent auditor, whether the provision of these services is compatible with maintaining independence with KPMG LLP.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders, proposals by the Company’s stockholders intended to be presented at such annual meeting must be received by the Company no later than March 2, 2004.

ANNUAL REPORTS

The Company’s 2002 Annual Report on Form 10-K, which includes audited financial statements for the fiscal year ended December 31, 2002, is concurrently being mailed with this proxy statement to stockholders of record on June 20, 2003. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to Evan Gruber, Chief Executive Officer, Modtech Holdings, Inc., 2830 Barrett Avenue, Perris, California 92571.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote under the authority therein given in accordance with his best judgment.

By Order of the Board of Directors,

Evan M. Gruber, Chief Executive Officer

June 30, 2003

[ Front of Proxy Card ]

MODTECH HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Evan M. Gruber as attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Modtech Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Shareholders to be held on August 13, 2003, or at any adjournment or continuation thereof.

1.	ELECTION OF DIRECTORS:

[ ] FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	[ ] WITHHOLD AUTHORITY to vote for the nominees listed below

Evan M. Gruber, Robert W. Campbell, Daniel J. Donahoe III, Stanley N. Gaines, Charles R. Gwirtsman, Charles C. McGettigan, Michael G. Rhodes and Myron A. Wick III.

(INSTRUCTION:	To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.)

2.	In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or continuation thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES LISTED ABOVE TO THE COMPANY’S BOARD OF DIRECTORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

  [Back of Proxy Card]

Please sign exactly as name appears below, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.

Dated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. , 2003

Signature

Signature (if held jointly)

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.